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                                LEASE AGREEMENT

     THIS LEASE is made on March 18, 1996, between LAUREL OAK ROAD, L.L.C. whose office is located at 20 E. Clementon Road, Suite 201 South, Gibbsboro, New Jersey, 08026 (hereinafter referred to as "Lessor") and R.F. POWER PRODUCTS, whose address is 502 Gibbsboro-Marlton Road, Voorhees, New Jersey, 08043 (hereinafter referred to as "Lessee").

                                W I T N E S S :

     The Lessor leases to the Lessee, and the Lessee leases from the Lessor the parcel of land, more particularly described in Exhibit "A" attached hereto and made a part of this Lease, together with a building (the "Building") consisting of approximately 60,000 square feet, the improvements thereon and the appurtenances (including any beneficial easements) thereto (such land and Building and any beneficial easements, collectively, the "Demised Premises").

     The Lessee shall pay to the Lessor, without any prior demand therefor and throughout each year of the Original Term, the net annual rental, payable in monthly installments on the first day of each month of the term pursuant to the Rent Schedule attached hereto as Exhibit "B".

     The "Original Term" of this Lease begins (the "Commencement Date") on the earlier of: (i) the date Lessee takes possession and occupancy of the Demised Premises; or (ii) the date the Building is substantially completed. Substantially completed means that Lessor has completed the construction of the building in accordance with the plans and specifications and has secured a temporary or permanent occupancy permit from the local municipality. The only incomplete items would be minor and unsubstantial details of construction, mechanical adjustments or finishing such as touch up painting, all of which Lessor agrees to promptly complete. Lessor shall use its best efforts to substantially complete the Premises by September 30, 1996. The term shall extend for ten (10) years after the first day of the month following the Commencement Date. In the event that Lessor is diligently completing construction, the time by which the Building must be substantially completed shall be extended until November 30, 1996.

     The Lessor shall receive the annual net rental free from all taxes (other than Lessor's income taxes, franchise taxes and similar taxes), charges, expenses, damages and deductions of every description, and Lessee shall reimburse Lessor for all
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of these which, except for this Lease, would have been chargeable against the premises and payable by the Lessor. However, nothing contained in this Lease shall obligate the Lessee to pay any interest or principal or other amounts due on any mortgage on the Lessor's interest.

                                   ARTICLE 1
                        Rent Payments; Additional Rent

        1.01 The Lessee will pay to the Lessor the rent reserved in this Lease and all other sums that may become due or payable by the Lessee under this Lease, at the time and in the manner provided in this Lease. All of such other sums so to be paid may, at the Lessor's option, be deemed to be additional rent to be added to any fixed rent then due or thereafter falling due, and in the event of non-payment, the Lessor shall have all the rights and remedies provided by this Lease in the case of the non-payment of rent or of a breach of condition.

                                   ARTICLE 2
                          Construction and/or Repairs

        2.01 The Demised Premises, including any sidewalks, parking lot, landscaping, drainage basin, and fencing shall be kept in good order and repair by the Lessee at the Lessee's sole cost and expense, and the Lessee shall make all repairs and replacements, ordinary as well as extraordinary, foreseen and unforeseen, structural or otherwise, that may be necessary or required in or about the same so that at all times those buildings and improvements shall be in thorough good order, condition and repair.

        2.02 Notwithstanding anything to the contrary appearing in paragraph 2.01, Lessor shall be responsible for making all structural repairs which are a result of structural defects.

        2.03 The complete architectural plans and specifications (the "Plans") for the Building and certain other improvements to be made on the Demised Premises are attached hereto as Exhibit "C". Lessee's acceptance of the Plans shall not constitute an opinion or agreement by Lessee that the Building or other improvements, including, without limitation, parking area paving, are structurally sufficient or that the Plans are in compliance with law (it being agreed that such compliance is solely Lessor's responsibility), nor shall such approval impose any present or future liability on Lessee. The Plans shall not be substantially changed by Lessor without the prior written consent of Lessee, but Lessee shall have the right to make changes thereto. If the direct cost and expense of constructing the Building and other improvements on the Demised Premises is increased by any change or changes made by Lessee

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to the Plans, then the amount by which the costs and expenses were thereby increased shall be adjusted between Lessor and Lessee, with Lessee paying to Lessor only the net amount of any cost increases over cost decreases as a result of such changes. Should there be a net decrease rather than a net increase as a result of such changes, then Lessee shall be entitled to a credit against rent first becoming due hereunder until Lessee shall have fully recovered the net amount, if any, of such cost decreases. The payment provided for in the immediately preceding sentence shall be made on the Commencement Date or, if such increase or decrease in the cost and expenses shall not have been determined by the Commencement Date, then within ten (10) days after such determination, but in no event later than one hundred eighty (180) days after the Commencement Date.

        2.04 Lessor covenants and agrees to apply for all necessary building permits and other governmental approvals necessary to construct the Building and other improvements described in the Plans and diligently pursue such application. Upon the issuance of such building permits and governmental approvals, Lessor shall promptly commence and with due diligence proceed to construct the Building and the other improvements described in the Plans, including without limitation, utility lines, drainage, lighting facilities, grading and paving, line striping, landscaping, sidewalks, roadways and curb cuts. The construction required hereunder shall be done in a good and workmanlike manner and in compliance with all applicable laws, order and regulations of federal, state, county and municipal authorities; any direction by any public officer pursuant to law; and all regulations of any board of fire underwriters having jurisdiction. Lessor shall, at Lessor's sole cost and expense, obtain all licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required to permit the construction of the Building and other improvements in accordance with the Plans.

        2.05 During the course of construction of the Building and the other improvements pursuant to the Plans, Lessee may enter upon the Demised Premises for the purposes of inspecting the work, taking measurements, making plans, installing trade fixtures, erecting temporary or permanent signs and doing such other work as may be appropriate or desirable without being deemed thereby to have taken possession or obligated itself to pay rent hereunder, provided that Lessee does not unreasonably interfere with Lessor's construction work on the Demised Premises.

        2.06 If the Building shall not have been completed on or before September 30, 1996 (the "Completion Date") but Lessor is

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diligently working to complete the Building, Lessee shall extend the Completion
Date until November 30, 1996; or if Lessor is not diligently working to complete construction, Lessee may (i) terminate this Lease by giving notice to Lessor after the Completion Date or any extension thereof and upon the giving of such notice, this Lease and the term hereof shall immediately cease and expire without any liability of Lessee to Lessor as a result of such termination and any amounts paid by Lessee to Lessor hereunder shall be refunded to Lessee upon demand, or (ii) Lessee may commence or complete the construction work on the Building and the other improvements set forth in the Plans after giving Lessor notice of Lessee's intention to do so after the Completion Date, as may be extended, and deduct the cost and expense of such construction work from the rent due hereunder. Upon receiving notice of Lessee's intention to perform the construction of the Building and the other improvements described in the Plans, Lessor shall cease doing work which would in any way interfere with Lessee's construction on the Demised Premises. Notwithstanding anything to the contrary appearing herein, in the event Lessor does not commence development of the parcel by June 30, 1996, Lessee may terminate this Lease by giving written notice to Lessor by July 10, 1996.

                                   ARTICLE 3
                             Compliance with Laws

        3.01 Throughout the term of this Lease, the Lessee shall, at its own cost and expense, promptly observe and comply with all laws, orders, regulations, rules, ordinances and requirements of the federal, state, county and local governments, and of all of their administrative departments, bureaus, officials and of the local fire insurance rating organization, and of all insurance companies writing policies covering the Demised Premises or any part thereof, whether those laws, orders, regulations, rules, ordinances or requirements relate to structural repairs, changes or alterations to or in and about the Demised Premises or to repairs, changes or alterations incident to or as the result of any use or occupation of the Demised Premises or use of the adjacent sidewalks, and whether the same now are in force, or that may, at any time in the future, be enacted or directed; and the Lessee shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of the Lessee to comply with these covenants.

        3.02 The Lessee, after notice to the Lessor, may, by appropriate proceedings conducted promptly at its own expense, in its name or, whenever necessary, the Lessor's name, contest in good faith the validity or enforcement of any such law,

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order, regulation, rule, ordinance or requirement and may defer compliance therewith provided that (a) such non-compliance shall not constitute a crime on the part of the Lessor; (b) the Lessee shall diligently prosecute such contest to final determination by the court, department or governmental authority or body having final jurisdiction; and (c) the Lessee shall furnish the Lessor with such security, by bond or otherwise, as the Lessor may reasonably request in connection with that contest. The Lessor agrees to cooperate reasonably with the Lessee and to execute any, documents or pleadings reasonably required, for the purpose of any such contest, provided that the Lessee shall discharge any reasonable expense or liability of the Lessor in connection therewith.

                                   ARTICLE 4
                           Surrender at End of Term

     4.01 The Lessee will surrender and deliver up the Demised Premises and the buildings and improvements thereon, including, but not limited to, all pipes, plumbing, HVAC equipment, electric wires and fixtures used in connection with the operation of the Demised Premises (but not movable trade fixtures and equipment of occupants in possession of the Demised Premises) at the expiration of the term of this Lease or sooner termination of the term, in good repair and condition, reasonable wear and tear thereof excepted, to which end the Lessee specifically contracts under penalty of forfeiture and damage.

                                   ARTICLE 5
                               Mechanics' Liens

     5.01 The Lessee shall have no power to subject the Demised Premises or the Lessor's interest in the Demised Premises to any mechanics' or other liens. If any mechanics' or other liens or order for the payment of money shall be filed against the Demised Premises or any building or improvement thereon by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for the Lessee at the Demised Premises, or for or by reason of any change, alteration or addition or the cost or expense thereof or any contract relating thereto, the Lessee shall cause the same to be cancelled and discharged of record, by bond or otherwise as allowed by law at the expense of the Lessee, within thirty (30) days after written demand therefor, and shall also defend on behalf of the Lessor at the Lessee's sole cost and expense, any action, suit or proceeding that may be brought thereon or for the enforcement of those liens, lien or orders, and the Lessee will pay any damages and satisfy and discharge any judgment entered therein and save the Lessor harmless from any claim or damage resulting therefrom. Failure

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to comply with this Article 5 shall privilege Lessor to avail itself of the remedies in Article 14 upon the expiration of Lessor's demand, without any additional notice under Article 14.

                                   Article 6
                             Inspection by Lessor

     6.01 Lessee shall permit the Lessor and Lessor's agents to enter the Demised Premises, at reasonable hours, with reasonable prior notice, to examine them.

                                   Article 7
                                 Holding Over

     7.01 In the event the Lessee remains in possession of the Demised Premises after the expiration of the Demised Term and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at one hundred fifty percent (150%) the rents herein specified (prorated on a monthly basis), subject to all conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.

                                   Article 8
                     Indemnification of Lessor and Lessee

     8.01 The Lessee shall keep, save and hold the Lessor harmless from any and all damages and liability for anything and everything whatsoever arising from or out of the occupancy by or under the Lessee, the Lessee's agents or servants and from any loss or damage arising from any fault or negligence by the Lessee or any failure on the Lessee's part to comply with any of the covenants, terms and conditions contained in this Lease.

     8.02 The Lessor shall keep, save and hold the Lessee harmless from any and all damages and liability from any loss or damage arising from any fault or negligence by the Lessor, its agents, officers or employees, or any failure on the Lessor's part to comply with any of the covenants, terms and conditions contained in this Lease, as well as any structural defects in the Building.

                                   Article 9
                        Casualty Insurance; Restoration

     9.01 The Lessee shall at all times during the term of this Lease, at Lessee's expense, insure and keep insured with responsible insurance companies authorized to do business in the State of New Jersey, the building on the Demised Premises against loss or damage by fire and the risks contemplated

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within the extended coverage endorsement (as such endorsement in the broadest form may customarily be written in New Jersey from time to time) and against such other risks as shall reasonably be required by the Lessor, or as shall be reasonably required by any institutional lender (as defined in Article 27) holding a mortgage superior to this Lease affecting the Lessor's interest in the Premises, in amounts that may be reasonably required by the Lessor or as may be required by the holder of such mortgage, but in no event in an amount less than ninety percent (90%) of the replacement cost, from time to time, of the building and improvements. Lessee agrees to pay the premiums on this insurance, as and when those premiums become due and payable, and promptly to deliver to and deposit with the Lessor the required premiums within fifteen (15) days after receiving a statement from Lessor. All policies of fire and other insurance described in this Section 9.01 shall be for the benefit of the Lessor, Lessee and any institutional lender holding a mortgage on the Lessor's interest in the Premises, superior to this Lease, provided that Lessee has been given prior written notice of such lender's name and address, as their interests may appear, but the interest of any such mortgagee shall be covered by the customary mortgagee endorsement employed in the State of New Jersey. Lessee agrees that Lessor will not be responsible for maintaining insurance on improvements, alterations or fixtures installed by Lessee or at its request.

     9.02 The Lessee further agrees at all times during the term, at its sole cost and expense, to carry and pay for rental value insurance (covering loss or damage by fire with extended coverage) in an amount equal to at least the net rental for one (1) year, plus, for one (1) year, the reasonably estimated taxes, assessments and other charges under Article 13. The policy shall be written in favor of the Lessor and the Lessee, as their interests may appear, but with loss payable to the Lessor. The original policy shall be delivered to the Lessor, and not later than ten (10) days prior to its expiration, the Lessee will deliver renewal policies together with due proof of payment of premiums thereon. In the event of damage or destruction of the Premises by a risk comprehended within the policy, the proceeds of the rental value insurance paid to the Lessor shall be held by the Lessor as security for the payment of the rental, additional rent and other charges due for the period of time for which the loss was paid.

     9.03 If any building at any time on the Demised Premises shall be damaged or destroyed by any cause whatsoever during the term of this Lease, the Lessor shall, with reasonable promptness, repair and replace the same at Lessee's expense, so that the buildings upon the Demised Premises after that repair and replacement shall be as nearly as possible in the same

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condition they were in prior to that damage or destruction and shall do so, even though the proceeds of any insurance policies shall be insufficient to reimburse the Lessee therefor; provided, however, that if the proceeds of insurance are more than sufficient to pay the cost of that rebuilding, the Lessee, as against the Lessor, shall be entitled to retain the surplus. Notwithstanding anything to the contrary contained herein, if the Building is substantially damaged in the last eighteen (18) months of the term of this Lease, as may be extended by Lessor and Lessee from time to time, Lessee shall have the option not to restore the Building or any other building on the Demised Premises, so long as Lessee assigns and pays over to Lessor the entire amount of the proceeds of the insurance required under Section 9.01, in which case this Lease shall cease and terminate as of the date of such casualty. In order to exercise the aforesaid option, Lessee must notify Lessor of Lessee's intention to not restore the Demised Premises within thirty (30) days of the casualty causing such damage.

     9.04 The Lessee shall not be entitled to any abatement of rent, nor shall its obligations under this Lease be terminated during the term of this Lease, notwithstanding any destruction or damage to the Demised Premises by any cause whatsoever.

     9.05 Lessor and Lessee hereby grant to each other, on behalf of any insurer providing fire and extended coverage insurance to either of them with respect to the Demised Premises, a waiver of any right of subrogation which any such insurer of one of them might acquire against the other by virtue of payment of any loss under such insurance. Lessor and Lessee agree that in the event of loss due to perils covered by fire and extended coverage insurance, each of them will look solely to such insurance for recovery.

     9.06 Nothing contained in this Article shall prohibit Lessee from obtaining a policy or policies of blanket insurance provided that: (i) any such blanket policy expressly allocates to the property hereunder to be insured by Lessee not less than the amount of insurance required hereunder to be maintained by Lessee; and (ii) such blanket policy shall not diminish the obligations of Lessee so that the proceeds from such policies shall be an amount no less than the amount of the proceeds that would be available if Lessee obtained the required insurance under policies separately insuring the risks which this Lease requires Lessee to insure.

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                                  ARTICLE 10
                                 Condemnation



     10.01 If any person or corporation, municipal, public, private or otherwise shall at any time during the term of this lease lawfully condemn and by reason thereof acquire title to the Lessor's interest in the Demised Premises, in or by condemnation proceedings in pursuance of the law, general, special or otherwise, the Lessor shall be entitled to and shall, except as hereinafter provided, receive any award that may be made, including the award, if any, to the Lessee for the value of the unexpired term of this Lease, and the Lessee shall and does hereby assign and transfer to the Lessor any award that may be so made to the Lessee for any damages to the term of years set forth in this Lease. This Assignment shall not include any award for taking of or damage to the trade fixtures of the Lessee, or its subtenants. As between the Lessee and any mortgagee holding a mortgage inferior to this Lease, or other inferior lienor, this relinquishment of Lessee's interest in the award in favor of the Lessor is not intended to lodge in that mortgage or other inferior lienor any right to the interest so relinquished, which, in all circumstances, shall belong absolutely to the Lessor and is made on that condition accordingly. Lessor agrees that such award shall be disbursed to the Lessee as part of the award for restoration as provided in this Article 10 should such restoration be made in the circumstances set forth in this Article 10.

     10.02 In the event of a taking by condemnation as described in Section 10.01, this Lease (except as hereinafter provided) shall, nevertheless, continue, but the annual rental to be paid by the Lessee shall thereafter be reduced by a sum equal to one hundred percent (100%) of the amount of any award made for the Lessor's interest in that proceeding, and in such event the Lessor will apply or cause to have applied any sum awarded for damage to the building upon the Demised Premises (but no portion of any award made for the taking of land) toward the cost of restoring that building as nearly as possible to the condition, in which it was before that taking. In any event, the Lessor shall make that restoration and the Lessor, upon payment of the award, shall apply or cause to be applied toward the cost of that restoration the said award.

     10.03 Should such taking of a portion of the Demised Premises result in either (i) a loss of thirty-three and one-third percent (33-1/3%) of the ground floor area of either the Demised Premises or the Building or (ii) the remaining portion of the Demised Premises which is not so taken being insufficient in size, irregular in shape or inaccessible in location so as to render rebuilding of improvements (including without limitation, a building with adjacent parking areas) which would allow Lessee to perform substantially the same office, warehouse and/or manufacturing operations as Lessee conducts on the Demised Premises prior to such condemnation to be impermissible under applicable zoning and other laws or otherwise impractical, then, in any such case, the Lessee, at its option, upon thirty (30) days notice in writing to the Lessor, given at any time within sixty (60) days after the vesting of title in the condemnor, may cancel and terminate this Lease effective as of the date of such taking.


                                  ARTICLE 11
                           Curing Lessee's Defaults

     11.01 Should the Lessee fail to perform any of its obligations under this Lease within thirty (30) days after the giving of written notice to the Lessee by certified mail, return receipt requested, with a copy to the solicitor for the Lessee (but in any event, regardless of that notice or the lack thereof, promptly before the accrual of any penalty as provided by law, the Lessor may perform those obligations and add any such sum or sums paid or expended in that performance to any rent then due or thereafter falling due under this Lease with like effect as if an original part of that installment, and that sum or sums shall be and become additional rent. This Article 11, however, does not grant the Lessee any license or privilege to allow the Premises to be without the insurance coverage provided by Article 9, or the Lessee to be without the liability insurance protection provided by Article 18, and the failure promptly to comply with Articles 9 and 18 shall privilege the Lessor to place immediately the necessary insurance, and the cost thereof shall be additional rent and collectible as such. The thirty (30) day notice provided by this Article 11 is the same thirty (30) day notice provided by Article 14 and not an additional one.

                                  ARTICLE 12
                      Mortgaging; Assignment; Subletting

     12.01 The Lessee may not mortgage this Lease in whole or in part without the prior written consent of the Lessor.

     12.02 The Lessee may sublet portions of the Demised Premises for occupancy by subtenants, but may not sublet the whole or substantially the whole of the Demised Premises without the prior written consent of the Lessor, which consent the Lessor agrees not to withhold unreasonably. All subleases made by the Lessee shall be and are assigned to the Lessor, provided, however, that the Lessee may collect the rents and charges under those subleases so long as the Lessee is not in default under this Lease. In no event may the Lessee collect any advance rent for a period beyond a current month, and the

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Lessee covenants not to make any such advance collections of rent.  This assignment does not impose any liability on the Lessor in respect to the landlord's obligations under those leases; and no such liability shall arise unless and until the Lessor resumes possession of the Demised Premises. Any such sublease made by the Lessee will contain a provision in substance calling attention to the assignment of the sublease, the prohibition against the collection of advance rent beyond the current month period and the limitation of the Lessor's liability under the assignment, all as stated in this Section
12.02. The Lessee will execute any further instruments and assurances in confirmation of the foregoing assignment of subleases as may be reasonably required by the Lessor. Each sublease made by the Lessee will contain a provision in substance that if there be any termination whatever of this Lease between the Lessor and the Lessee, then the subtenant, at the option of the Lessor, will attorn to the Lessor and the sublease shall continue in effect with the Lessor, but the Lessor shall be bound under the sublease only by privity of estate. The Lessee shall be released and discharged from any liability under this Lease, in any event.

     12.03 Except as hereinafter set forth, the Lessee may not assign this Lease without the prior written consent of the Lessor, which consent shall not be unreasonably withheld, delayed or conditioned. Lessee shall have the right and privilege, without the consent of Lessor, to assign its interest in this Lease (i) to any corporation which is a successor to Lessee either by merger or consolidation; (ii) to a purchaser of all or substantially all of Lessee's assets (provided such purchaser shall have also assumed substantially all of Lessee's liabilities); or (iii) to a person or entity which shall (1) control,
(2) be under the control of, or (3) be under common control with Lessee (any such person or entity referred to in this clause (iii) being a "Related Entity"). Lessee also shall have the privilege, without the consent of Lessor, to sublease all or any portion of the Premises to a Related Entity. No assignment shall have any validity until the assignee shall, by instrument in form sufficient for recording, assume all of the Lessee's obligations under this Lease and a duplicate original of that assumption agreement is delivered to the Lessor, and thereupon the Lessee shall be released or discharged from any liability under this Lease.

                                  ARTICLE 13
                                     Taxes

     13.01 The Lessee shall pay directly all duties, taxes, charges for water, sewer taxes, assessments and payments, extraordinary as well as ordinary, whether foreseen or unforeseen, as shall, during the term of this Lease, be laid,

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levied, assessed or imposed upon the Demised Premises, or become due and payable, or liens upon the Demised Premises, or any part thereof, or any appurtenances thereto, the leasehold estate created by this Lease, the sidewalks or streets in front of or adjoining the Demised Premises or any vault or vaults under those sidewalks, streets, or the Demised Premises, by virtue of any present or future law, order or ordinance of the United States of America, or of the city, county or other local government, or of any department, office or bureau thereof, or any other governmental authority. The duties, taxes, charges, assessments and payments described in this Section 13.01 are sometimes referred to in this Article collectively as "Impositions".

     13.02 All taxes, assessments and water rents that are mentioned above to be paid by the Lessee shall be prorated and adjusted for the fiscal years in which the term of this Lease begins and ends.

     13.03 In the case of assessments for local improvements or betterments that are assessed or imposed during the term of this Lease and that may be payable in installments, the Lessee shall only be obligated to pay the installments that fall due during the term of this Lease.

     13.04 The Lessee may contest or review by legal proceedings or in any manner that Lessee, in its opinion, shall deem advisable (which proceedings or other steps taken by the Lessee, if instituted, shall be conducted diligently at its own expense and free of expense to the Lessor) any and all Impositions levied, assessed or imposed upon or against the Demised Premises or taxes in lieu thereof, required to be paid by the Lessee under this Lease. No such contest or review shall be undertaken in a manner that exposes the Demised Premises or the Lessor's interest therein to jeopardy.

                                  ARTICLE 14
                                   Defaults

     14.01 Each of the following shall be deemed a default by the Lessee and a breach of this Lease:

            A. Lessee's failure to pay any installment of rent or to pay any additional rent, which failure persists after the expiration of fifteen
     (15) days from the date the Lessor gives written notice to the Lessee calling attention to the existence of that failure;

            B. Lessee's failure to observe or perform any of its obligations under the other terms, covenants or conditions of this Lease, which failure persists after the expiration of thirty (30) days from the date that the Lessor gives written notice to the Lessee calling attention to the existence of that failure, but, if the matter that is the subject of the notice is of such a nature that it cannot be reasonably corrected within thirty (30) days, then no default shall be deemed to have occurred if the Lessee promptly, upon the receipt of the notice, commences the curing of the default and diligently prosecutes the same to completion. However, if the default is one relating to a matter that exposes space occupants or the public to a danger to safety or health of which the public authorities have given due notice to the Lessee, then such shorter notice to the Lessee, whether written or otherwise, shall be sufficient as the circumstances demand with the responsibility of the Lessee to take corrective measures forthwith.

            C. The adjudication of the Lessee in bankruptcy; the taking by the Lessee of the benefit of any other insolvency act or procedure, which term includes any form of proceeding for reorganization or arrangement or rearrangement under the Bankruptcy Code, as well as an assignment for the benefit of creditors; or the appointment of a receiver for the Lessee and such receiver remains undischarged for sixty (60) days.

     14.02 Should the Lessee default as described in this Article 14, the Lessor at any time thereafter may, at its option, give the Lessee five (5) days' written notice of intention to end the term of this Lease and thereupon at the expiration of those five (5) days the term of this Lease shall expire as completely as if that date were the date definitely fixed in this Lease for the expiration of the term, and the Lessee will then quit and surrender the Demised Premises to the Lessor, but the Lessee shall remain liable as provided in this
Article 14.

     14.03 If the notice provided for in Section 14.02 shall have been given and the term of this Lease shall expire as described in that Section, or if the Lessee shall abandon the Demised Premises, or if the Lease shall be taken from the Lessee as a result of any execution against the Lessee in any proceeding in which the Lessee shall have no appeal or further appeal, then the Lessor may, without notice, re-enter the Demised Premises either by force or otherwise and dispossess the Lessee by summary proceedings or otherwise, and the Lessee or other occupant or occupants of the Demised Premises will remove their effects and hold the demised Premises as if this Lease had not been made, and the Lessee waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

             In case of any default, re-entry, expiration or dispossess by summary proceedings or otherwise:

             A. Rent shall become due thereupon and be paid up to the time of that re-entry, dispossess or expiration, together with any expenses that the Lessor may incur for legal expenses and attorneys' fees, including those incident to the recovery of possession, brokerage and putting the Demised Premises in good order, or for preparing the same for re-rental;

             B. The Lessor may relet the Demised Premises or any part or parts thereof, either in the name of the Lessor or otherwise, for a term or terms that may, at Lessor's option, be less than or exceed the period that would otherwise have constituted the balance of the term of this Lease and may grant commercially reasonable concessions or free rent without thereby in any way affecting the Lessee's liability for the rent payable under this Lease for the period of concession or free rent; and

             C. The Lessee shall also pay the Lessor as liquidated damages for the failure of the Lessee to observe and perform the Lessee's convenants any deficiency between the rent reserved in this Lease and the net amount, if any, of the rents collected by reason of the reletting of the Demised Premises for each month of the period that would otherwise have constituted the balance of the term of this Lease.

                 (i) In computing liquidated damages, there shall be
             added to the said deficiency any expenses that the Lessor may incur in connection with the recovery of possession of the premises and reletting, such as, but not limited to, legal expenses, attorneys' fees, brokerage, for keeping the Demised Premises in good order and for preparing the same for reletting to the extent not paid by the Lessee pursuant to clause A above.

                 (ii) Any such liquidated damages shall be paid in monthly installments by the Lessee on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of the Lessor to collect the deficiency for any subsequent month by a similar action or proceeding.

     14.05 The Lessor may make any alterations and decorations in the Demised Premises that the Lessor, in its sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises. The making of these alterations or decorations shall not operate or be construed to release the Lessee from any liability under this Article 14.

     14.06 The Lessor shall in no event be liable and the Lessee's liability under this Article 14 shall not be affected or diminished in any way whatsoever for failure to relet the Demised Premises, or if the Demised Premises are relet, for failure to collect the rent thereof under such reletting.

     14.07 In the event of a breach or threatened breach by the Lessee of any of the covenants or provisions of this Lease, the Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary dispossess proceedings or other remedies were not provided in this Lease. Mention in this Lease of any particular remedy shall not preclude the Lessor from any other remedy, in law or in equity.

     14.08 Any action taken by the Lessor under this Article 14 shall not waive any right that the Lessor would otherwise have against the Lessee for rent reserved in this Lease or otherwise, and the Lessee shall remain responsible to the Lessor for any loss and/or damage suffered by the Lessor by reason of the Lessee's default or breach. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meanings.

                                  ARTICLE 15
                                 Subordination

     15.01 Subject to Section 15.02 hereinafter, this Lease shall be subject and subordinate to any and all institutional mortgages (as defined in Article
27) that may now or hereafter affect the Lessor's interest in the real property of which the Demised Premises form a part, and of all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instruments of subordination shall be required. In confirmation of this subordination, the Lessee shall execute promptly any certificate that the Lessor may request. The Lessee constitutes and appoints and the Lessor as Lessee's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Lessee.

        15.02 The subordination described in Section 15.01 as it pertains to institutional mortgages hereafter made (which term includes any agreement modifying any institutional mortgage now in existence or hereafter made) is conditioned upon the agreement of the institutional mortgagee, to be delivered by it to the Lessee, in which the institutional mortgagee agrees in substance, pursuant to a written agreement in recordable form, that so long as the Lessee is not in default:

                A. The Lessee will not be disturbed in its possession by the holder of the mortgage;

                B. The Lessee will not be joined in any action or proceeding to foreclose the mortgage by the holder thereof; and

                C. Casualty insurance proceeds and condemnation awards to which the holder of the mortgage is entitled under the terms of the mortgage will be applied towards restoration of the Demised Premises consistent with Articles 9 and 10 of this Lease, respectively, and be disbursed as provided for by those Articles.

        15.03 The giving of any agreement as described in Section 15.02 by the mortgagee may be conditioned by it on the reciprocal agreement by the Lessee to attorn to the holder of the mortgage should it become vested with the Lessor's interest in the premises.

                                  ARTICLE 16
                                Quiet Enjoyment

        16.01 The Lessee, upon paying the rent and performing its other obligations under this Lease, shall and may at all times during the term of this Lease, peaceably and quietly have, hold and enjoy the said Demised Premises free of molestation by the Lessor.

                                  ARTICLE 17
                            Successors and Assigns

        17.01 The covenants and agreements contained in this Lease inure to the benefit of and are binding upon the parties to this Lease, their successors and assigns, but this Article does not modify the provisions governing assignment, as elsewhere provided for in this Lease.

                                  ARTICLE 18
                              Liability Insurance

     18.01 The Lessee will carry at all times during the Lease term, at its own cost and expense, steam boiler and general liability insurance for the benefit of both the Lessor and the Lessee against claims for personal injuries sustained in or about the Demised Premises, the sidewalks adjacent thereto or the vaults or vault spaces contiguous to the Demised Premises in an amount not less than One Million Dollars ($1,000,000) for injuries or death to one person and Two Million Dollars ($2,000,000) for injuries or death arising out of the same accident when more than one person is involved, and for not less than Two Hundred Fifty Thousand Dollars ($250,000) in respect to property damage. The public liability insurance shall extend to any sidewalk, elevators or exterior signs. The Lessee will deposit with the Lessor a certificate of the insurance carrier or carriers indicating that this insurance is in full force and effect and that the premiums therefor have been paid. If the U.S. City Average Consumer Price Index for All Urban Consumers ("CPI") shall increase during the Lease term by more than five percent (5%) over that index prevailing at the date this Lease is signed, then, upon written notice thereof from Lessor, the said limits of liability shall be increased by the same percentage amount as that percentage increase in the CPI.

                                  ARTICLE 19
                                  Alterations

     19.01 After construction of the new building, but not before, the Lessee may, from time to time, make such changes and alterations, demolition or new construction, structural or otherwise, to the improvements on the Demised Premises as it shall deem necessary or desirable. These changes, alterations, demolition or new construction (in this Article 19 referred to as the "work" or collectively as "changes and alterations" or "changes or alterations") shall be made in all cases only if the Lessee observes the following conditions:

            A. No change or alteration shall be undertaken until the Lessee shall have procured and paid for, so far as the same may be required, from time to time, all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction. The Lessor shall, but without cost and expense to the Lessor, join in the application for those permits or authorizations whenever necessary;

            B. Any structural change or alteration shall be conducted under the supervision of an architect or engineer licensed in the State of New Jersey, selected by the Lessee, and if the estimated cost, as determined by that architect or engineer, of the work to be performed exceeds Two Hundred Thousand Dollars ($200,000), the architect or engineer, as well as his plans and specifications, shall be approved by the Lessor, which approval Lessor shall not unreasonably withhold. In the case of such alterations which are estimated to cost in excess of Two Hundred Thousand Dollars ($200,000.00), the Lessee will reimburse the Lessor, as additional rent, for the reasonable cost of an architect and/or for an engineer to review the plans and specifications for the Lessor. Regardless of the estimated costs of the alterations, Lessee shall give Lessor written notice of any such alteration(s);

      C. All changes and alterations shall be of such a kind that, when completed, the value and utility of the improvements on the Demised Premises shall be not less than the value and utility of the improvements immediately before the change or alteration; except that in the case of a change or alteration involving demolition and the construction of a new building, the new building will be of a value not less than the value of the building to be demolished;

      D. All work done in connection with any change or alteration shall be done in a good and workmanlike manner and in compliance with the applicable building and zoning laws and with all laws, ordinances, orders and requirements of all sovereign authorities and the appropriate departments, commissions, boards and officers thereof. The cost of any change or alteration shall be paid in cash or its equivalent, so that the fee of the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied. The work of any change or alteration shall be prosecuted with reasonable dispatch, unavoidable delays excepted. The Lessee shall procure or cause its contractors to procure worker's compensation insurance covering all persons employed in connection with the work before any work is begun. The Lessee shall maintain, at its sole expense and at all times when any work is in progress, general liability and property damage insurance for the mutual benefit of the Lessee and the Lessor with limits of not less than those required to be carried pursuant to Article 18; and

     E. No changes or alterations undertaken as a single project and involving an estimated cost aggregating more than Two Hundred Thousand Dollars ($200,000) shall be undertaken until the Lessee shall furnish the Lessor, at Lessee's expense, with a surety company completion bond in favor of the Lessor. The bond may include any Leasehold Mortgagee and any Fee Mortgagee.

         (i) Alternatively, the Lessee may furnish a payment and performance bond of such a surety company for performance of the work running in favor of the Lessor and a lender that is a banking corporation, which banking corporation is authorized to be business in the State of New Jersey having a combined net worth of at least $100,000,000 (which commitment shall have been duly accepted by the Lessee and which shall provide for the financing of the cost of construction of the building) who has issued a commitment to the Lessee to finance the Lessee's cost of the work, which commitment requires that a payment and performance bond be delivered to the lender before any advance will be made to the Lessee. The loan must actually close in accordance with that commitment. The payment and performance bond must be acceptable to the lender, must be in the amount of the entire cost of construction of the building in accordance with the plans and specifications as approved by the Lessor as such cost of construction is stipulated in the construction contract between the Lessee and its general contractor and must guarantee the full performance of the contract for the construction of the building in accordance with the plans and specifications as approved by the Lessor. In lieu of such a payment and performance bond, when permissible by the mortgage commitment, the Lessee may (1) deposit with a bank or trust company (the "Depository") designated by the Lessee (but subject to the Lessor's approval, which approval shall not be unreasonably withheld) a sum sufficient to pay the entire cost of the change or alteration as estimated by the architect or engineer referred to in Section 19.01, which sum shall be disbursed in accordance with the provisions of Article 10 of this Lease; (2) deliver to Lessor a letter of credit issued by a bank or trust company in an amount to be drawn upon in the event Lessee fails to perform such alterations and applied to the restoration or completion thereof by Lessor; or
            (3) supply the Lessor with other security in lieu of the cash deposit described herein, which other security is reasonably satisfactory to the Lessor, as indemnity to pay all such costs.

                (ii) In case of any work falling within this Article 19, when the work is made necessary by or is done in connection with an insured casualty loss or a partial condemnation of the building in eminent domain, the cash deposit or the security provided for in subsection (i) above need not be for an amount greater than the excess of the cost of the work, as estimated by the architect or engineer in charge of the work, over the adjusted loss or the award that is made, as the case may be, but the funds of the deposit or Lessee's own funds when security is given, must first be used toward the cost of the work before any sums are withdrawn from the Depository's account.

                                  ARTICLE 20
                               Option to Expand

     20.01 Lessor and Lessee understand and acknowledge that the approvals for the construction of the Premises provide that Lessor shall have the right to expand the building. The parties also agree that Lessee shall be granted an option to negotiate with Lessor in good faith to expand the building during the term of this Lease. The terms for the payment of the cost of the expansion and the rent to be paid for the additional space shall be negotiated between the parties at the time the election to expand is exercised.

                                  ARTICLE 21
                                    Notices

      21.01 All notices to the parties shall be in writing and shall be addressed to them at the respective addresses first given for them in this Lease, and in the case of Lessee, with copy to Dewey Ballantine at 1301 Avenue of the Americas, New York, New York, 10019-6092, to the attention of Paul Mackey, Esquire, or to such other address, of which either of them, as the case may be, shall notify the other in the manner stated in this Article for giving notice. The notice must be given by either registered mail, return receipt requested, or by certified mail, return receipt requested. In the case of the former, the service of the notice shall be deemed complete upon the registration thereof with the postal authorities, and in the case of the latter upon the due mailing thereof. However, if in either case the notice is mailed from a place outside of the State of New Jersey, service shall not be complete until the notice is received.

                                  ARTICLE 22
                                   No Waiver

      22.01 The failure of the Lessor to insist in any one or more instances upon a strict performance of any of the covenants of this Lease, or to exercise any option contained in this Lease, shall not be construed as a waiver of or relinquishment for the future of the performance of that covenant, or the right to exercise that option, but the same shall continue and remain in full force and effect. The Lessor's receipt of net annual or additional rent, with knowledge of the breach of any covenant of this Lease, shall not be deemed a waiver of that breach, and no waiver by the Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the Lessor.

      22.02 The Lessor's receipt of any installment of the net annual rent under this Lease or of any additional rent shall not be a waiver of any net annual or additional rent then due. Lessor may, in its sole discretion, apply any payments made by the Lessee to the satisfaction of any debt or obligation of the Lessee to the Lessor, regardless of the Lessee's instructions as to the application of those payments, whether those instructions are endorsed on the Lessee's check or otherwise.

                                  ARTICLE 23
                              Remedies Cumulative

      23.01 All the rights and remedies given to the Lessor in this Lease for the recovery of the Demised Premises because of the default by the Lessee in the payment of any sums that may be payable pursuant to the terms of this Lease, or upon the breach of any of the terms of this Lease, or the right to re-enter and take possession of the Demised Premises upon the happening of any of the defaults or breaches of any of the covenants of this Lease, or the right to maintain any action for rent or damages and all other rights and remedies allowed at law or in equity, are reserved and conferred upon the Lessor as distinct, separate and cumulative remedies, and no one of them, whether exercised by the Lessor or not, shall be deemed to be in exclusion of any of the others.

                                  ARTICLE 24
                               Entire Agreement

      24.01 This Lease contains the entire agreement between the parties, and any agreement hereafter made shall not operate to change, modify or discharge this Lease in whole or in part unless that agreement is in writing and signed by the party sought to be charged with it.

                                  ARTICLE 25
                              No Representations

      25.01 The Lessor has made no representations whatsoever in connection with the conditions of the Demised Premises, except for the following representations and warranties which Lessor hereby makes to Lessee: (i) The construction of the Building and the other improvements set forth in the Plans, as well as the use of the Demised Premises as manufacturing/warehouse and office as contemplated by Lessee, are permitted by applicable zoning and any covenants and restrictions affecting the Demised Premises; and (ii) Lessor shall deliver to Lessee, prior to June 30, 1996, a recent report of title on and survey of the Demised Premises which shall show that Lessor owns the Land and Building in fee subject to no liens, encumbrances or physical conditions which would interfere with the use and occupancy of the Demised Premises as contemplated hereby and which, to the best of Lessor's knowledge, shall accurately reflect the state of title. The parties acknowledge that, on the date hereof, Lessor does not own the Land but has a valid contract with the current owner to purchase same.

                                  ARTICLE 26
                             Estoppel Certificates

      26.01 The Lessee agrees at any time and from time to time upon not less than ten (10) days prior written request by the Lessor to execute, acknowledge and deliver to the Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (of if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by prospective purchasers of the Lessor's interest or mortgagees of Lessor's interest or assignees of any mortgage upon Lessor's interest in the Demised Premises.

                                  ARTICLE 27
                              Certain Definitions

      27.01 The term "Lessor" as used in this Lease means only the owner of the current interest of the Lessor in the Demised Premises or, as the case may be, the successor thereto from time to time. In the event of any transfer at any time of the interest of the Lessor, the transferor shall be and is entirely freed and relieved of all covenants and obligations of the Lessor under this Lease, and it shall be deemed and construed without further agreement between the parties or their respective successors in interest or between the parties and the transferee that the transferee of the Lessor's interest has assumed and agreed to carry out any and all covenants and obligations of the Lessor under this Lease.

      27.02 The term "Institutional Lender" means any one of the following: a bank; savings and loan; trust company, insurance company; any pension, retirement or welfare fund or other non-profit organization where the investment policy and financial condition of that fund or organization is subject to the supervision of the state agency in the state where the Demised Premises are situate, that has supervision of banks or, as the case may be, supervision of insurance companies.

      27.03 An "Institutional Mortgage" is a mortgage held by an Institutional Lender on the interest of the Lessor in the real property constituting the Demised Premises.

                                  ARTICLE 28
                                   Exhibits

      28.01 The following is a list of Exhibits attached hereto and made a part hereof:

      Exhibit "A"                  Site Plan
      Exhibit "B"                  Rent Schedule
      Exhibit "C"                  Floor Plan
      Exhibit "D"                  Outline Specification

                                  ARTICLE 29
                              Memorandum of Lease

      29.01  Lessor and Lessee have executed a Memorandum of Lease
(the "Memorandum") simultaneously herewith. Lessee shall, at Lessee's sole cost and expense, cause the Memorandum to be recorded in the real property records of the county where the Demised Premises are located and returned to Lessee.

                                  ARTICLE 30
                                Option to Renew

     30.01 Lessor grants Lessee an option to renew this Lease for one (1) period of ten (10) years after the expiration of its original term on the same terms as this Lease, except that the annual net rental will be as stated in paragraph 30.02. Lessee shall give Lessor written notice of its intention to renew at least 365 days prior to the expiration of this Lease.

     30.02 The annual net rental shall be adjusted upward in accordance with the formula set forth below. In applying the formula, the following definitions shall prevail:

            (1) "Bureau" means the Federal Bureau of Labor Statistics or any successor agency that shall issue the indices or data referred to in subparagraph (2).

            (2) "Price Index" means the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for the Philadelphia Area (All Items) issued from time to time by the Bureau in lieu of that price index. If there is any controversy as to the measure to be substituted, then that controversy shall be resolved by arbitration.

            (3) "Average Price Index" for any yearly period is the average of the Price Indices issued in the twelve (12) months prior to the first day of that particular yearly period, and such average is the "Average Price Index" for that yearly period. In making an average, there shall be excluded any index that itself is an average so that there shall be no averaging of averages.

            (4) "Base Year Index" is the average of the Price Indices issued by the Bureau for the twelve full months immediately preceding the Commencement Date.

            (5) The "issue" of a Price Index means the release to the public of the Price Index, and the date of issue shall be the date it is so released, whether or not the issued Index is for the current month or period in which the release occurs or for a prior month or period.

     If the Average Price Index for the last year of the original term period is greater than the Base Year Index, then the fixed annual rental for the Renewal Term, beginning with the first day of the Renewal Term shall be increased by ninety percent (90%) of the same proportion that the increase in the Average Price Index bears to the Base Index.

     By way of example only:

     1. Assume the annual rental for the Original Term of the Lease is $450,000.00 per annum.

     2.  Assume the Average Price Index for the year 1995 is 159.2.

     3.  Assume the Average Price Index for the year 2006 is 170.2.

     Then and in that event the annual net rent for each year of the Renewal Term would be $477,990.00:

         (a)  170.2 minus 159.2 = 11
         (b)  11.0 divided by 159.2 = .069
         (c)  .069 x 100 = 6.9
         (d)  6.9 x 90% = 6.22%
         (e)  $450,000.00 x 6.22% = $27,990.00
         (f)  $450,000.00 plus $27,990.00 = $477,990.00

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Witness or Attest:                          R.F. POWER PRODUCTS
                                            (Lessee)

/s/ [SIGNATURE APPEARS HERE]                By:  /s/ Joseph Stach
-------------------------------                ----------------------------
                                               Joseph Stach, CEO

                                               Dated:  11 Mar 96
                                                     ----------------------

Witness:                                    LAUREL OAK ROAD, L.L.C.
                                            (Lessor)

/s/ [SIGNATURE APPEARS HERE]                By:  /s/ M. Sean Scarborough
-------------------------------                ----------------------------
                                               M. Sean Scarborough
                                               Managing Member

                                            Dated:   3-18-96
                                                  -------------------------

                              AMENDMENT TO LEASE

        THIS AMENDMENT TO LEASE is made on June 21, 1996, by and between LAUREL OAK ROAD, L.L.C., with offices at 20 E. Clementon Road, Suite 201 South, Gibbsboro, New Jersey, 08026 (hereinafter referred to as "Lessor") and R.F. POWER PRODUCTS, INC., whose address is 502 Gibbsboro-Marlton Road, Voorhees, New Jersey, 08043 (hereinafter referred to as "Lessee").

        WHEREAS, Lessor and Lessee have entered into a Lease Agreement (hereinafter referred to as the "Lease") dated March 18, 1996, leasing certain lands and premises designated in the Lease; and

        WHEREAS, certain Civil Engineering Plans designating the leased floor space were drawn by Speitel and Speitel, Inc. and are designated as Exhibit "E" of the Lease, said plan indicating leased space of 60,000 square feet; and

        WHEREAS, said leased space now to be occupied by Lessee differs in location and areas from that as designated in the original plans; and

        WHEREAS, to memorialize the actual space to be leased and occupied, new and final plans have been provided by Speitel and Speitel, Inc.; and

        WHEREAS, the rent has changed from that as set forth on the Rent Schedule attached to the Lease as Exhibit "B";

        NOW, THEREFORE, THE LEASE IS HEREBY AMENDED:

        (1) To designate the leased space as shown on drawings prepared by Speitel and Speitel, Inc. dated May 20, 1996, designated as Site Plan and attached hereto as Exhibit "E-1", with the new leased space to be comprised of 78,205 square feet. Any reference to 60,000 square feet of leased space is hereby withdrawn and replaced with 78,205 square feet.

        (2)   To reflect a new Rent Schedule as follows:
                        Years 1-10   $592,794 per year ($49,399.50 per month)

        (3) The Last sentence of Section 9.02 shall be deleted in its entirety and replaced with the following sentence:

                  In the event of damage or destruction of the Premises by a risk comprehended within the policy, the proceeds of the rental value insurance paid to the Lessor shall be held by the Lessor as security for the payment of, and shall be applied to, the rental, additional rent and other charges as they become due for the period of time for which the loss was paid.

        All other terms and conditions of the Lease shall remain in full force and effect.

        Should there be any conflict between the terms and conditions contained in the Lease and this Amendment, this Amendment shall prevail.

        IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

Witness:                              R.F. POWER PRODUCTS
                                      (Lessee)

/s/ Domenic Golato                    By:  /s/ Joseph Stach
---------------------------              -------------------------------------
Domenic Golato                           Joseph Stach, CEO
                                         Dated:  6/21/96
                                               ---------


Witness:                              LAUREL OAK ROAD, L.L.C.
                                      (Lessor)

[SIGNATURE APPEARS HERE]              By:  /s/ M. Sean Scarborough
---------------------------              -------------------------------------
                                         M. Sean Scarborough
                                         Managing Member

                                         Dated:  6-21-96
                                               ---------

                           SECOND AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE is made on August 30th, 1996, by and between LAUREL OAK ROAD, L.L.C., with offices at 20 E. Clementon Road, Suite 201 South, Gibbsboro, New Jersey, 08026 (hereinafter referred to as "Lessor") and R.F. POWER PRODUCTS, INC., whose address is 502 Gibbsboro-Marlton Road, Voorhees, New Jersey, 08043 (hereinafter referred to as "Lessee").

     WHEREAS, Lessor and Lessee have entered into a Lease Agreement (hereinafter referred to as the "Lease") dated March 18, 1996, leasing certain lands and premises designated in the Lease, which Lease was amended by Amendment to Lease dated June 21, 1996; and

     WHEREAS, the rent has changed from that as set forth on the Rent Schedule attached to the Lease as Exhibit "B" and as modified in Amendment to Lease dated June 21, 1996;

     NOW, THEREFORE, THE LEASE, AS AMENDED, IS HEREBY FURTHER AMENDED to reflect a new Rent Schedule as follows:

          Years 1-10    $620,948 per year ($51,745.65 per month)

     All other terms and conditions of the Lease, as amended, shall remain in full force and effect.

     Should there be any conflict between the terms and conditions contained in the Lease, as amended, and this Second Amendment, this Second Amendment shall prevail.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.


Witness                                           R.F. POWER PRODUCTS
                                                  (Lessee)

/s/ Domenic Golato                                By: /s/ Joseph Stach, CEO
------------------------------                       ---------------------------
Domenic Golato                                       Joseph Stach, CEO

                                                     Dated:  21 Aug, '96
                                                           ----------------


Witness:                                          LAUREL OAK ROAD, L.L.C.
                                                  (Lessor)

/s/ [SIGNATURE APPEARS HERE]                      By: /s/ M. Sean Scarborough
------------------------------                       ---------------------------
                                                     M. Sean Scarborough
                                                     Managing Member

                                                     Dated: 9-6-96
                                                           ----------------